NorthWestern                                                       News Release
Corporation                                                            NYSE:NOR


Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com


--------------------------------------------------------------------------------
             NORTHWESTERN CORPORATION REPORTS 2002 FINANICAL RESULTS

            Company Reports Loss of $892.9 Million for Full-Year 2002

                       Update Provided on Turnaround Plan
--------------------------------------------------------------------------------


SIOUX FALLS, S.D. - April 16, 2003 - NorthWestern Corporation (NYSE:NOR), one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, today reported its financial results for the year ended Dec. 31, 2002, following the filing with the Securities and Exchange Commission of its Annual Report on Form 10-K and amended Quarterly Reports on Form 10-Q/A which restated prior unaudited results for the first three quarters of 2002. In addition, the Company updated the progress of its turnaround plan.

The Company reported a loss on common stock for the year ended Dec. 31, 2002, of $892.9 million, or $30.04 per diluted share, compared with earnings on common stock of $37.5 million or $1.53 per diluted share in 2001. Full-year 2002 results were negatively impacted by $878.5 million in charges.

Consolidated revenues for 2002 were $2.0 billion, a 15.5 percent increase from $1.7 billion in 2001. Revenue increased in 2002 due to the addition of the newly acquired Montana electric and natural gas utility operations as well as increased revenue at Blue Dot, the Company's heating, ventilation and air conditioning business, primarily as the result of several acquisitions. However, consolidated revenues were adversely impacted by a substantial decrease in revenue from Expanets, the Company's communications services business, due primarily to deteriorating telecommunications markets and problems caused by complications with its EXPERT billing and collection system.

2002 Charges
As previously announced, NorthWestern reported significant charges in 2002 totaling $878.5 million. The breakdown of the charges are as follows:


     o    Impairment of Blue Dot goodwill and other long-lived assets                            $301.7 million
     o    Impairment of Expanets goodwill and other long-lived assets                            $288.7 million
     o    Discontinued operations of CornerStone Propane, net of tax benefits                    $101.7 million


                                     -MORE-

NorthWestern Reports Financial Results for 2002
April 16, 2003
Page 2


     o    Valuation allowance for deferred tax asset                                             $71.5 million
     o    Expanets billing adjustments and accounts receivable write-offs and reserves           $65.8 million
     o    Impairment of Montana First Megawatts project                                          $35.7 million
     o    Retirement of acquisition term loan, net of tax benefits                               $13.4 million

Restatement of Quarterly Results
Immediately prior to filing NorthWestern's 2002 Annual Report on Form 10-K, NorthWestern filed amended Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2002, June 30, 2002, and Sept. 30, 2002. The quarterly reports were restated and include additional disclosures in the appropriate periods related to:

     o billing adjustments reducing revenues and increases in accounts receivable reserves and write-offs resulting from significant deficiencies in Expanets' EXPERT billing and collection system;
     o the inadequacy of data to support recording certain revenues on a percentage of completion basis, thereby requiring utilization of completed contract revenue recognition methodology for such revenues and cost recognition;
     o the impact resulting from the finalization of the purchase accounting for the acquisition of the Montana utility operations;
     o the reversal of losses previously allocated to minority shareholders of Blue Dot as a result of the finalization of the purchase accounting for acquisitions made in 2002;
     o    the timing, amount and disclosure of adjustment to certain accruals;
     o    the quarterly impact of certain other adjustments.

Results from Core Utility Operations for 2002 NorthWestern's core electric and natural gas utility, NorthWestern Energy, reported operating income of $145.0 million, compared with operating income of $45.9 million in 2001. Revenues for 2002 increased to $775.4 million, up substantially from revenues of $251.2 million in 2001. Results for 2002 include 11 months of Montana energy operations, which were acquired in February 2002. In 2002, Montana utility operations contributed $113.1 million in operating income, with revenues of $562.6 million, excluding results from January 2002. South Dakota and Nebraska operations contributed $31.9 million in operating income in 2002, with revenues of $212.7 million.

Total sales of electricity increased to approximately 9.4 million megawatt hours in 2002, compared with 1.6 million megawatt hours in 2001. Total sales of natural gas grew to approximately 36.7 million MMBTU, compared with 18.3 million MMBTU in 2001. Energy sales in 2002 reflect 11 months of results from Montana operations.

NorthWestern Reports Financial Results for 2002
April 16, 2003
Page 3


Results from Nonutility Operations for 2002
For 2002, Expanets reported an operating loss of $391.9 million, compared with an operating loss of $102.6 million in 2001. Full-year 2002 results were adversely impacted by goodwill and other long-lived asset impairments in the fourth quarter of 2002 of $288.7 million and a $65.8 million increase in reserves and write-offs for billing adjustments and accounts receivable and ongoing complications with Expanets' EXPERT enterprise billing and collection system. Revenues decreased in 2002 to $710.5 million, compared with $1.0 billion in 2001, due to deteriorating telecommunications markets and ongoing complications with the EXPERT system.

Blue Dot reported an operating loss in 2002 of $311.3 million, compared with an operating loss of $13.8 million in 2001. Blue Dot's results were adversely impacted by goodwill and other long-lived asset impairments of $301.7 million and challenging economic conditions. Revenues were $471.8 million in 2002, compared with revenues in 2001 of $423.8 million. The increase in revenues was primarily due to acquisitions made during 2001 and 2002.

Turnaround Plan Update
As previously announced, NorthWestern is implementing a turnaround plan involving the following actions:
     o Focusing on the Company's core electric and natural gas utility business.
     o Reducing debt by applying net proceeds from the sale of noncore assets and businesses, including Blue Dot, Expanets, the Montana First Megawatts generation project and the Colstrip (Montana) transmission line.
     o    Reducing costs and improving cash flow.
     o    Strengthening internal financial controls and procedures.

NorthWestern reported that progress has been made on several fronts regarding its turnaround plan, including:
     o As part of a new agreement, Avaya, Inc. relinquished its equity interest in Expanets and canceled a noninterest bearing subordinated note with Expanets in the face amount of $35 million due in 2005, which had a carrying value of approximately $27 million. In addition, Expanets extended the payment schedule for approximately $27 million of debt owed to Avaya, originally due Dec. 31, 2002, and now due in three equal payments on Jan. 1, April 1 and July 1, 2004. NorthWestern has an obligation to purchase inventory and receivables in an amount equal to the outstanding balance in the event it is not repaid by Expanets.
     o NorthWestern has engaged an investment advisor to pursue a possible sale or disposition of Blue Dot and Expanets. In addition, the Company does not intend to make additional significant investments in Blue Dot and Expanets and is working to improve their financial independence.

NorthWestern Reports Financial Results for 2002
April 16, 2003
Page 4


     o Blue Dot has sold 15 of 16 noncore business locations that it had previously targeted for sale. Selling these underperforming locations, along with reductions in corporate overhead, will help Blue Dot to become more self sufficient.
     o The Company has hired a chief restructuring officer, reporting directly to the Chief Executive Officer, and retained advisors to assist in developing strategic alternatives to reduce costs, improve cash flow and reduce debt.

     o The Company has hired a vice president of audit and controls, reporting directly to the Chief Executive Officer, to assess, implement and monitor internal controls.

NorthWestern said that based on current plans and business conditions, the Company expects that its cash flows from operations, cash and cash equivalents will be sufficient to meet its cash requirements for the next 12 months. The Company believes that it may need additional funding sources or proceeds from the sale of noncore assets by the end of 2004 or early 2005. In 2005, the Company faces substantial debt maturities.


Given the Company's significant debt, the board of directors intends to review the appropriateness of each periodic interest payment of its trust preferred securities in light of, among other things, the progress of its turnaround plan and the Company's liquidity needs. The Company has the right to defer interest payments for up to 20 consecutive quarters. If interest payments are deferred, cash distributions on the trust preferred securities will also be deferred. In each case, interest would accrue on deferred payments.


Absent the receipt of significant proceeds from the sale of noncore assets, the raising of additional capital or a restructuring of existing debt, the Company will not be able to meet its substantial debt maturities. The Company is currently working with outside advisors to identify alternatives to restructure its long-term debt.



"Recognizing our significant challenges, we are taking steps to try and stabilize NorthWestern's current financial position and ensure that we maintain sufficient funds to support our core utility business and meet our obligations," said Gary G. Drook, NorthWestern's Chief Executive Officer. "In the near term, we are taking actions intended to assist us in reducing debt and returning our focus to our core utility business. In the longer term, we are evaluating our options for restructuring our indebtedness."

NorthWestern Reports Financial Results for 2002
April 16, 2003
Page 5


About NorthWestern
NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 598,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., a leading nationwide provider of networked communications and data services to small and mid-sized businesses, and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

Forward-Looking Statements

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All statements contained herein, as well as statements made in press releases and oral statements that may be made by us or by officers, directors or employees acting on our behalf, that are not statements of historical fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Among the factors that could cause our actual results or outcomes to differ materially are: the adverse impact of weather conditions and seasonal fluctuations; unscheduled generation outages, maintenance or repairs; unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments; developments in the federal and state regulatory environment and the terms associated with obtaining regulatory approvals and rate orders; costs associated with environmental liabilities and compliance with environmental laws; the rate of growth and economic conditions in our service territories and those of our subsidiaries; the speed and degree to which competition enters the industries and markets in which our businesses operate; the timing and extent of changes in interest rates and fluctuations in energy-related commodity prices; risks associated with acquisitions, transition and integration of acquired companies, including the transmission and distribution business of the former Montana Power Company and the Growing and Emerging Markets Division of Lucent Technologies, Inc., and the implementation of information systems and realization of efficiencies in excess of any related restructuring charges; pending litigation relating to our acquisition of the former Montana Power Company; a lack of minority interest basis, which requires us to recognize an increased share of operating losses at certain of our subsidiaries; our ability to recover transition costs; disallowance by the Montana Public Service Commission of the recovery of the costs incurred in entering into our default supply portfolio contracts while we are required to act as the "default supplier;" disruptions and adverse effects in the capital markets due to the changing economic environment; our ability to maintain effective systems of internal controls, including significant implementation difficulties with the Expert system at Expanets; the impact of war, hostilities or terrorist actions; our credit ratings with Moody's, Standard & Poor's and Fitch; potential delays in financings or Securities and Exchange Commission filings because we changed auditors; our substantial indebtedness, which could limit our operating flexibility and ability to borrow additional funds; our ability to obtain additional capital to refinance our indebtedness that is scheduled to mature and for working capital purposes; our ability to identify and successfully complete proposed asset divestitures and additional impairment charges that may result from sales below book value; the ability of our unregulated businesses to obtain independent financing without reliance on us; changes in customer usage patterns and preferences; possible

NorthWestern Reports Financial Results for 2002
April 16, 2003
Page 6


future actions and developments of CornerStone Propane Partners L.P., Expanets, Inc. and Blue Dot Services Inc.; and other factors identified from time to time in our filings with the SEC. This news release should be read in conjunction with our Annual Report on Form 10-K for 2001, as amended, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which can be located at www.sec.gov or requested from the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

                                       ###

NorthWestern Reports Financial Results for 2002
April 16, 2003
Page 7

                            NORTHWESTERN CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In Thousands, Except Per Share Amounts)


                                                                          Year Ended
                                                                          December 31
                                                                 --------------------------------
                                                                      2002              2001
                                                                ---------------  ----------------
    Operating Revenues                                           $ 1,991,509         $  1,723,978

    Cost of Sales                                                  1,095,409            1,069,356
                                                                ---------------  ----------------
    Gross Margin                                                     896,100              654,622
                                                                ---------------  ----------------
    Operating Expenses:
       Selling, general and administrative                           771,626              642,379
       Goodwill and other impairment charges                         626,123                   --
       Depreciation                                                   98,567               41,036
       Amortization of intangibles and other intangibles              29,418               43,161
       Restructuring charge                                               --               24,916
                                                                ---------------  ----------------
                                                                   1,525,734              751,492
                                                                ---------------  ----------------

    Operating Loss from Continuing Operations                       (629,634)             (96,870)

    Interest Expense                                                (129,536)             (49,248)
    Investment Income and Other                                       (5,382)               8,023
                                                                ---------------  ----------------
    Loss from Continuing Operations
      before Income Taxes and Minority Interests                    (764,552)            (138,095)

    Benefit for Income Taxes                                             798               42,470
                                                                ---------------  ----------------
    Loss from Continuing Operations before Minority Interests       (763,754)             (95,625)

    Minority Interests in Net Loss of Consolidated Subsidiaries       14,914              141,448
                                                                ---------------  ----------------
    Income (Loss) from Continuing Operations                        (748,840)              45,823

    Discontinued Operations, Net of Tax and Minority Interests      (101,655)              (1,291)
                                                                ---------------  ----------------
    Income (Loss) before Extraordinary Item                         (850,495)              44,532

    Extraordinary Item, Net of Tax of $7,241                         (13,447)                  --
                                                                ---------------  ----------------
    Net Income (Loss)                                               (863,942)              44,532
                                                                ===============  ================

    Minority Interests on Preferred Securities of
       Subsidiary Trusts                                             (28,610)              (6,827)

    Dividends and Redemption Premium on Preferred Stock                 (391)                (191)
                                                                ---------------  ----------------
    Earnings (Loss) on Common Stock                              $  (892,943)        $     37,514

    Average Common Shares Outstanding                                 29,726               24,390

    Earnings (Loss) Per Average Common Share
       Continuing operations                                     $    (26.17)        $       1.59
       Discontinued operations                                         (3.42)               (0.05)
       Extraordinary item                                              (0.45)                  --
                                                                ---------------  ----------------
         Basic                                                   $    (30.04)        $       1.54
                                                                ===============  ================

       Continuing operations                                     $    (26.17)        $       1.58
       Discontinued operations                                         (3.42)               (0.05)
       Extraordinary item                                              (0.45)                  --
                                                                ---------------  ----------------
         Diluted                                                 $    (30.04)        $       1.53
                                                                ===============  ================

NorthWestern Reports Financial Results for 2002
April 16, 2003
Page 8



                            NORTHWESTERN CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)




                                                                  December 31,      December 31,
                                                                      2002              2001
                                                                ---------------  ----------------

    ASSETS
    Current Assets:
       Cash and cash equivalents                                 $    45,569         $     34,789
       Restricted cash                                                28,081                2,369
       Accounts receivable, net                                      281,447              260,486
       Inventories                                                    86,650               79,719
       Regulatory assets                                              15,430                   --
       Other                                                          56,516               69,486
       Assets held for sale                                           42,665               50,800
       Current assets of discontinued operations                          --              181,697
                                                                ---------------  ----------------
         Total current assets                                        556,358              679,346
                                                                ---------------  ----------------

     Property, Plant and Equipment, Net                            1,253,746              445,441
     Goodwill                                                        400,095              405,734
     Other Intangible Assets, Net                                    118,144              234,856

    Other:
       Investments                                                    85,236               71,419
       Regulatory assets                                             201,075                8,447
       Deferred tax asset                                                 --               17,374
       Other                                                          58,271               83,871
       Noncurrent assets of discontinued operations                       --               695,197
                                                                ---------------  ----------------
         Total assets                                            $ 2,672,925         $  2,641,685
                                                                ===============  ================

    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
    Current Liabilities:
       Current maturities of long-term debt                      $    57,878         $    356,445
       Accounts payable                                              101,779              122,266
       Accrued expenses                                              345,602              216,345
       Regulatory liabilities                                         32,236                   --
       Current liabilities of discontinued operations                     --              230,070
         Total current liabilities                                   537,495              925,126
                                                                ---------------  ----------------

     Long-term Debt                                                1,704,016              411,349
     Deferred Income Taxes                                               173                   --
     Noncurrent Regulatory Liabilities                                23,614                6,950
     Other Noncurrent Liabilities                                    483,113               75,040
     Noncurrent Liabilities and Minority
      Interests of Discontinued Operations                                --              605,325
                                                                ---------------  ----------------
         Total liabilities                                         2,748,411            2,023,790


    Minority Interests                                                10,340               30,067

    Preferred Stock, Preference Stock and Preferred Securities:
       Preferred stock - 4 1/2% series                                    --                2,600
       Redeemable preferred stock - 6 1/2% series                         --                1,150
       Company obligated mandatorily
        redeemable preferred securities of
        subsidiary trusts                                            370,250              187,500
                                                                ---------------  ----------------
         Total preferred stock, preference
          stock and preferred securities                             370,250              191,250
                                                                ---------------  ----------------

    Shareholders' Equity (Deficit):
       Common stock, par value $1.75;
        authorized 50,000,000 shares;
        issued and outstanding
        37,396,762 and 27,396,762                                     65,444               47,942
       Paid-in capital                                               304,781              240,797
       Treasury stock, 174,016 and 155,943 shares at cost             (3,560)              (3,681)
       Retained earnings (deficit)                                  (818,604)             112,307
       Accumulated other comprehensive income (loss)                  (4,137)                (787)
                                                                ---------------  ----------------
         Total shareholders' equity (deficit)                       (456,076)             396,578
                                                                ---------------  ----------------

         Total liabilities and shareholders' equity (deficit)    $ 2,672,925         $  2,641,685
                                                                ===============  ================

NorthWestern Reports Financial Results for 2002
April 16, 2003
Page 9




                            NORTHWESTERN CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)



                                                                          Year Ended
                                                                          December 31
                                                                 --------------------------------
                                                                      2002              2001
                                                                ---------------  ----------------

    Operating Activities:
      Net income (loss)                                          $  (863,942)        $     44,532
      Items not affecting cash:
        Depreciation                                                  98,567               41,036
        Amortization                                                  29,418               43,161
        Impairment charges                                           626,123                   --
        Provision for uncollectible accounts                          44,764               13,972
        Loss on discontinued operations, net of taxes                101,655                   --
        Extraordinary item, net of taxes                              13,447                   --
        Deferred income taxes                                         35,643              (33,661)
        Minority interests in net losses of
           consolidated subsidiaries                                 (14,914)            (141,448)
        Loss on disposal of other assets                              17,783                   --
      Changes in operating assets and
       liabilities, net of acquisitions:
        Restricted cash                                                4,288               (2,369)
        Accounts receivable                                           41,991                6,353
        Inventories                                                    5,931              (15,989)
        Other current assets                                          35,819              (19,046)
        Accounts payable                                             (50,694)              50,965
        Accrued expenses                                              18,349               63,535
      Changes in regulatory assets and
       liabilities                                                   (80,629)                (369)
      Other, net                                                      30,600                  197
                                                                ---------------  ----------------
        Cash flows provided by continuing
         operations                                                   94,199               50,869
      Change in net assets of
       discontinued operations                                       (60,156)              32,318
                                                                ---------------  ----------------
        Cash flows provided by operating
         activities                                                   34,043               83,187
                                                                ---------------  ----------------

    Investment Activities:
      Property, plant and equipment
       additions                                                    (115,939)            (163,857)
      Proceeds from sale of assets                                    33,760                   --
      Sale (purchase) of noncurrent
       investments and assets, net                                     2,199                 (433)
      Acquisitions, net of cash received                            (574,322)             (18,767)
                                                                ---------------  ----------------
        Cash flows used in investing
         activities                                                 (654,302)            (183,057)
                                                                ---------------  ----------------

    Financing Activities:
      Dividends on common and preferred
       stock                                                         (38,081)             (29,956)
      Minority interest on preferred
       securities of subsidiary trusts                               (28,610)              (6,827)
      Redemption of preferred stock                                   (4,028)                  --
      Proceeds from issuance of common stock                          81,031               74,868
      Issuance of long-term debt                                     738,149                2,884
      Repayment of long-term debt                                   (313,536)             (23,766)
      Line of credit borrowings, net                                 123,000               16,931
      Repayment of discontinued
       operations debt                                               (26,059)                  --
      Treasury stock activity                                            121                   --
      Financing costs                                                (25,813)                  --
      Issuance of preferred securities of
       subsidiary trusts                                             117,750               96,833
      Subsidiary repurchase of minority
       interests                                                      (4,586)             (57,768)
      Line of credit repayments of
       subsidiaries, net                                             (13,197)             (35,528)
      Short-term borrowings of
       subsidiaries, net                                                  --               53,603
      Proceeds from termination of hedge                              24,898                   --
                                                                ---------------  ----------------
        Cash flows provided by financing
         activities                                                  631,039               91,274
                                                                ---------------  ----------------

    Increase (Decrease) in Cash and Cash
     Equivalents                                                      10,780               (8,596)
    Cash and Cash Equivalents, beginning
     of period                                                        34,789               43,385
                                                                ---------------  ----------------
    Cash and Cash Equivalents, end of
     period                                                      $    45,569         $     34,789
                                                                ===============  ================

NorthWestern Reports Financial Results for 2002
April 16, 2003
Page 10




Twelve Months Ended December 31, 2002



                                                   PARENT COMPANY
                                          --------------------------------------------------------------

                                                      Natural    Total Electric      All    Total Parent
                                          Electric      Gas       & Natural Gas     Other     Company       Communications
                                          ---------  ----------  --------------  ---------- ------------ ------------------
Operating Revenues                        $ 535,043    $ 240,326    $ 775,369    $  33,864    $ 809,233    $       710,452
Cost of Sales                               205,607      133,124      338,731        5,478      344,209            444,534
                                          ---------  ----------  --------------  ---------- ------------ ------------------
Gross Margin                                329,436      107,202      436,638       28,386      465,024            265,918

Selling, general and administrative         169,439       60,764      230,203       61,102      291,305            314,025
Goodwill & other impairment charges            --           --           --         35,729       35,729            288,741
Depreciation                                 48,888       12,551       61,439        2,957       64,396             26,238
Amortization of goodwill
  and other intangibles                        --           --           --             19           19             28,813
                                          ---------  ----------  --------------  ---------- ------------ ------------------
Operating Income (Loss)                   $ 111,109    $  33,887      144,996      (71,421)      73,575           (391,899)
                                          =========  ===========

Interest expense                                                      (81,149)     (16,997)     (98,146)           (30,903)
Investment income and other                                             2,709       (8,214)      (5,505)              --
                                                                  --------------  ---------- ------------ ------------------

Income (loss) before taxes and                                         66,556      (96,632)     (30,076)          (422,802)
  minority interests
Benefit (Provision) for  taxes                                        (10,190)      42,839       32,649            (22,780)
                                                                  --------------  ---------- ------------ ------------------

Income (loss) before
  minority interests                                                $  56,366    $ (53,793)   $   2,573    $      (445,582)
                                                                    =========    ========== ============ ==================


                                              HVAC          Total
                                          ----------- ----------------
Operating Revenues                         $ 471,824    $ 1,991,509
Cost of Sales                                306,666      1,095,409
                                          ----------- ----------------
Gross Margin                                 165,158        896,100

Selling, general and administrative          166,296        771,626
Goodwill & other impairment charges          301,653        626,123
Depreciation                                   7,933         98,567
Amortization of goodwill
  and other intangibles                          586         29,418
                                          ----------- ----------------
Operating Income (Loss)                     (311,310)      (629,634)
                                          =========== ================

Interest expense                                (487)      (129,536)
Investment income and other                      123         (5,382)
                                          ----------- ----------------

Income (loss) before taxes and              (311,674)      (764,552)
  minority interests
Benefit (Provision) for  taxes                (9,071)           798
                                          ----------- ----------------

Income (loss) before
  minority interests                       $(320,745)   $  (763,754)
                                          =========== ================




Twelve Months Ended December 31, 2001

                                                   PARENT COMPANY
                                          --------------------------------------------------------------

                                                      Natural    Total Electric      All    Total Parent
                                          Electric      Gas       & Natural Gas     Other     Company       Communications
                                          ---------  ----------  --------------  ---------- ------------ ------------------

Operating Revenues                        $ 106,995    $ 144,213    $ 251,208    $  16,934    $ 268,142    $ 1,032,033
Cost of Sales                                23,052      119,060      142,112       11,230      153,342        648,036
                                          ---------  ----------  --------------  ---------- ------------ ------------------

Gross Margin                                 83,943       25,153      109,096        5,704      114,800        383,997

Selling, general and administrative          27,734       14,550       42,284       22,664       64,948        431,477
Restructuring charge                          3,329        1,170        4,499        7,272       11,771          5,906
Depreciation                                 13,193        3,235       16,428        1,942       18,370         13,518
Amortization of goodwill
  and other intangibles                        --           --           --            269          269         35,647
                                          ---------  ----------  --------------  ---------- ------------ ------------------

Operating Income (Loss)                   $  39,687    $   6,198       45,885      (26,443)      19,442       (102,551)
                                          =========  ===========

Interest expense                                                       (8,692)     (19,391)     (28,083)     (17,330)
Investment income and other                                               306        6,830        7,136          683
                                                                  --------------  ---------- ------------ -----------------
Income (loss) before taxes and                                         37,499      (39,004)      (1,505)    (119,198)
  minority interests
Benefit (Provision) for income taxes                                  (11,857)      18,307        6,450       32,190
                                                                  --------------  ---------- ------------ -----------------
Income (loss) before minority interests                             $  25,642    $ (20,697)   $   4,945    $ (87,008)
                                                                    =========    ========== ============ ==================





                                              HVAC          Total
                                          ----------- ----------------

Operating Revenues                           $ 423,803    $ 1,723,978
Cost of Sales                                  267,978      1,069,356
                                          ----------- ----------------
Gross Margin                                   155,825        654,622

Selling, general and administrative            145,954        642,379
Restructuring charge                             7,239         24,916
Depreciation                                     9,148         41,036
Amortization of goodwill
  and other intangibles                          7,245         43,161
                                          ----------- ----------------
Operating Income (Loss)                        (13,761)       (96,870)
                                          =========== ================


Interest expense                                (3,835)       (49,248)
Investment income and other                        204          8,023
                                          ----------- ----------------
Income (loss) before taxes and                 (17,392)      (138,095)
  minority interests
Benefit (Provision) for income taxes             3,830         42,470
                                          ----------- ----------------

Income (loss) before minority interests      $ (13,562)   $   (95,625)
                                          =========== ================